EXHIBIT 99.1

THE BANK OF NEW YORK MELLON

Officer’s Certificate

February 25, 2013

MERRILL LYNCH DEPOSITOR, INC.
One Bryant Park
4th Floor – Structured Credit Trading
New York, NY 10036

PREFERREDPLUS, PPLUS TRUST AND INDEXPLUS CERTIFICATE

The undersigned, James W. P. Hall, Vice President of The Bank of New York Mellon (formerly The Bank of New York), a New York corporation (the “Trustee”), hereby certifies in such capacity that, based on his knowledge, the Trustee has complied, in all material respects, with all conditions and covenants applicable to the Trustee under the Standard Terms for Trust Agreements dated February 20, 1998 between Merrill Lynch Depositor, Inc. as depositor (the “Depositor”) and the Trustee, as successor to United States Trust Company of New York, as trustee and securities intermediary (the “Securities Intermediary”), in each case as amended by a series supplement between the Depositor, the Trustee and the Securities Intermediary for each trust series listed in the attached schedule.

Very truly yours, The Bank of New York Mellon (formerly The Bank of New York), as Trustee
By:	/s/	James W. P. Hall
	Name:	James W. P. Hall
	Title:	Vice President

SCHEDULE

INDEXPLUS Trust Series 2003-1
PPLUS Trust Series GSC-1
PPLUS Trust Series GSC-2
PPLUS Trust Series GSG-1
PPLUS Trust Series GSG-2
PPLUS Trust Series JPM-1
PPLUS Trust Series SPR-1
PreferredPLUS Trust Series CZN-1
PreferredPLUS Trust Series FAR-1
PreferredPLUS Trust Series QWS-1
PreferredPLUS Trust Series QWS-2
PreferredPLUS Trust Series VER-1